EXHIBIT 10.2


THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO TELECOM COMMUNICATIONS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.


                          TELECOM COMMUNICATIONS, INC.

                           CONVERTIBLE PROMISSORY NOTE


No. R-1
$ 500,000
(Principal Amount)                                                 June 6, 2004



     FOR VALUE RECEIVED, the undersigned, Telecom Communications, Inc., an Indiana Corporation (the "Company"), hereby promises to pay to Taikang Capital Managements Corporation or its registered successors and assigns (the "Holder"), on June 6, 2007 (the "Maturity Date") the principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000), together with interest at a rate of six (6%) per annum (calculated daily on the basis of actual calendar days elapsed in a 360-day year), subject to earlier prepayment or conversion as set forth below.

     All payments shall be made in lawful money of the United States of America at the address of the Holder listed herein, or at such other place as may be specified by the Holder in its Notice of Conversion attached hereto as Exhibit
A. Each capitalized term used in this Note and not expressly defined in this Note shall have the meaning ascribed to such term in the Subscription Agreement, dated June 6, 2004 by and between the Company and the Holder (the "Agreement").


     This Note is one of a duly authorized issue of convertible promissory notes (the "Notes") in the total aggregate principal amount of One Million Dollars ($1,000,000) and is being issued as part of a private placement by the Company pursuant to the terms of the Agreement, and is entitled to the benefits and subject to the terms thereof. The applicable terms and provisions of the Agreement are incorporated herein by reference as if fully set forth herein. In the event of a conflict between any of the provisions of this Note and any provision of the Agreement, such provisions of the Agreement shall control.

          1. Prepayment. The Company may prepay the then outstanding principal amount, in whole or in part, together with accrued interest on the principal amount being prepaid, at any time, without premium or penalty. If less than the entire principal amount of this Note at the time outstanding shall be called for optional prepayment, the Company shall cancel this Note and issue a new Note for the remaining principal amount, and dated the last day through which interest was paid hereon.

          2. Payment of Principal and Interest. The Company will duly and punctually pay the principal of and interest on this Note in accordance with the terms of this Note.

          3. Conversion of Note. The Holder may at any time or from time to time prior to the Maturity Date, exercise its right to convert the principal amount of this Note or any portion thereof, subject to the conditions of this Section 3, into fully paid nonassessable shares of the Company's common stock, $.001 par value, at a per share conversion price equal to $.20.

               (a) Upon the conversion of the Note or part thereof, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering, an opinion of counsel to assure that the Company's transfer agent shall issue stock certificates in the name of the Holder (or its nominee) or such other persons as designated by Holder and in such denominations to be specified at conversion representing the number of Shares. The Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company's Common Stock and that, unless waived by the Holder, the Shares will be free-trading, and freely transferable, and will not contain a legend restricting the resale or transferability of the Shares provided the Shares are being sold pursuant to an effective registration statement covering the Shares or are otherwise exempt from registration.

               (b) The Holder will give notice of its decision to exercise its right to convert the Note or part thereof by telecopying an executed and completed Notice of Conversion to the Company via confirmed telecopier transmission or otherwise pursuant to Section 13(a) of the Agreement. The Holder will not be required to surrender the Note until the Note has been fully converted or satisfied. Each date on which a Notice of Conversion is telecopied to the Company in accordance with the provisions hereof shall be deemed a Conversion Date. The Company will itself or cause the Company's transfer agent to transmit the Company's Common Stock certificates representing the Shares issuable upon conversion of the Note to the Holder via express courier for receipt by such Holder within three (3) business days after receipt by the Company of the Notice of Conversion (the "Delivery Date"). In the event the Shares are electronically transferable, then delivery of the Shares must be made by electronic transfer provided request for such electronic transfer has been made by the Holder. A Note representing the balance of the Note not so converted will be provided by the Company to the Holder if requested by the Holder, provided the Holder delivers an original Note to the Company. To the extent that the Holder elects not to surrender a Note for reissuance upon partial payment or conversion, the Holder hereby indemnifies the Company against any and all loss or damage attributable to a third-party claim in an amount in excess of the actual amount then due under the Note.


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


               (c) The Company understands that a delay in the delivery of the Shares in the form required pursuant to Section 6 of the Agreement, or the Mandatory Redemption Amount described in Section 6.2 of the Agreement, beyond the Delivery Date or Mandatory Redemption Payment Date could result in economic loss to the Holder. As compensation to the Holder for such loss, the Company agrees to pay to the Holder for late issuance of Shares in the form required pursuant to Section 6 of the Agreement upon Conversion of the Note in the amount of $100 per business day after the Delivery Date for each $10,000 of Note principal amount being converted, of the corresponding Shares which are not timely delivered. The Company shall pay any payments incurred under Section 6 of the Agreement in immediately available funds upon demand. Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Shares by the Delivery Date or make payment by the Mandatory Redemption Payment Date, the Holder will be entitled to revoke all or part of the relevant Notice of Conversion or rescind all or part of the notice of Mandatory Redemption by delivery of a notice to such effect to the Company whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice, except that late payment charges described above shall be payable through the date notice of revocation or rescission is given to the Company.

               (d) Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

          3.2 Mandatory Redemption at Holder's Election. In the event the Company is prohibited from issuing Shares, or fails to timely deliver Shares on a Delivery Date, or upon the occurrence of any other Event of Default, as defined below, or for any reason other than pursuant to the limitations set forth in Section 6.3 of the Agreement, then at the Holder's election, the Company must pay to the Holder ten (10) business days after request by the Holder or on the Delivery Date (if requested by the Holder) at the Holder's election, a sum of money determined by (i) multiplying up to the outstanding principal amount of the Note designated by the Holder by 130%, or (ii) multiplying the number of Shares otherwise deliverable upon conversion of an amount of Note principal and/or interest designated by the Holder (with the date of giving of such designation being a Deemed Conversion Date) at the then Conversion Price that would be in effect on the Deemed Conversion Date by the average closing price of the Common Stock on the principal market for the period commencing on the Deemed Conversion Date until the day prior to the receipt of the Mandatory Redemption Payment, whichever is greater, together with accrued but unpaid interest thereon ("Mandatory Redemption Payment"). The Mandatory Redemption Payment must be received by the Holder on the same date as the Company Shares otherwise deliverable or within ten (10) business days after request, whichever is sooner ("Mandatory Redemption Payment Date"). Upon receipt of the Mandatory Redemption Payment, the corresponding Note principal and interest will be deemed paid and no longer outstanding.


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


          3.3 The Holder shall not be entitled to convert on a Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of common stock beneficially owned by the Holder and its affiliates on a Conversion Date, and
(ii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of common stock of the Company on such Conversion Date. For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate conversions of only 4.99% and aggregate conversion by the Holder may exceed 4.99%. The Holder may void the conversion limitation described in this Section 3.3 upon and effective after sixty-one (61) days prior written notice to the Company.

          3.4 Injunction - Posting of Bond. In the event a Holder shall elect to convert a Note or part thereof , the Company may not refuse conversion or exercise based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of said Note shall have been sought and obtained and the Company has posted a surety bond for the benefit of such Holder in the amount of 130% of the amount of the Note, which are subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent Holder obtains judgment.

          3.5 Buy-In. In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder such shares issuable upon conversion of a Note by the Delivery Date and if ten (10) days after the Delivery Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Common Stock which the Holder anticipated receiving upon such conversion (a "Buy-In"), then the Company shall pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (A) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Note for which such conversion was not timely honored, together with interest thereon at a rate of 8% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 of note principal and/or interest, the Company shall be required to pay the Holder $1,000, plus interest. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In. The delivery date by which Common Stock must be delivered pursuant to this Section
3.5 shall be tolled for the amount of days that the Holder does not deliver information reasonably requested by the Company's transfer agent.

          3.6 Adjustments. The Conversion Price and amount of Shares issuable upon conversion of the Notes shall be appropriately adjusted by the Board of Directors of the Company to offset the effect of stock splits, stock dividends,


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


pro rata distributions of property or equity interests to the Company's shareholders and similar events.

          3.7 Fractional Interests. The Company shall not be required to issue any fractional shares of Common Stock on the conversion of this Note. If any fraction of a share of Common Stock would be issuable upon conversion of this Note, the Company may purchase such fraction for an amount in cash equal to the current market price of such fraction.

          4.  Payment; Exchange and Transfer; Lost Notes.

          4.1 Payments. Interest and principal to be paid in respect of this Note shall be paid at the place provided herein, without any presentment or notation of payment. The amount of principal so paid on this Note shall be regarded as having been retired and cancelled at the time of payment. At the time of payment in full on this Note the Holder shall surrender the Note to the Company for cancellation.

          4.2 Exchange and Transfer. The Holder may, prior to maturity or prepayment thereof, surrender the Note for exchange, at the office designated by the Company pursuant to Section 13 of the Agreement. Within a reasonable time threafter and without expense (other than transfer taxes, if any) to the Holder, the Company shall issue in exchange thereof, or in exchange for the portion thereof not surrendered in payment as aforesaid (as the case may be), in such denominations and made payable to such person or persons, or order, as the Holder shall designate, a Note or Notes for the same aggregate principal amount as the unpaid principal amount of the Note or Notes so surrendered, having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Note or Notes as surrendered, provided, that should a portion of the principal amount of this Note be assigned to a third party, as a condition of such assignment the Company may request that the Holder and the assignee enter into an agreement regarding their joint action for enforcement of this Note.

          4.3 Lost, etc., Notes. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in case of loss, theft or destruction) of indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note, if mutilated, the Company will make and deliver a new Note of like tenor in lieu of such Note.

          5. Events of Default. The occurrence of any of the following constitute an "Event of Default" under this Note:

               (a) Failure to Pay. Company shall fail to pay when due principal payment on the due date hereunder or interest or other payment required under the terms of this Note on the date due and such shall not have been made within fifteen (15) days of the Company's receipt of the Holder's written notice to the Company of such failure to pay; or

               (b) Voluntary Bankruptcy or Insolvency Proceedings. Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

               (c) Involuntary Bankruptcy or Insolvency Proceedings. An involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall continue undismissed for a


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


period of ninety (90) days, or an order for relief shall be entered against the Borrower under the federal bankruptcy laws as now or hereafter in effect.

          5.2 Enforcement of Remedies. Upon the occurrence or existence of any Event of Default the Holder, after giving written notice of the default to the Company and a ten (10) day opportunity to cure after such notice, may proceed to protect and enforce his rights either by suit or in equity or by action at law, whether for specific performance of any covenant contained in the Agreement or herein, or proceed to enforce payment of such Note or to enforce any other legal or equitable right of the Holder of such Note.

          6. Governing Law. The provisions of this Note shall be construed and interpreted, and all rights and obligations hereunder determined, in accordance with the laws of the State of New York, without reference to the conflict of laws principles thereof.

          7. Successors. This Note shall be binding on the Company and its successors and assigns, and inure to the benefit of Holder and its successors and assigns; provided that Company may not assign, transfer or convey this Note without the written consent of the Holder other than by operation of law or the sale of all or substantially all of the assets of the Company to an entity which expressly assumes in writing the obligations of the Company under this Note.

          8. Amendment. This Note and the Agreement set forth the entire agreement between the Holder and the Company with respect to the matters herein; and may not be amended, modified or terminated except by a writing executed by the Company and the Holder.

          9. Notice. Any notice, presentation or demand to or upon the Company or to the Holder in respect of this Note may be given or made in writing to the addresses set forth below, and shall be deemed to be duly given if personally delivered with receipt acknowledged, if mailed by registered or certified mail, first class, postage prepaid, or if delivered by a nationally recognized overnight courier service to such address, or, if any other address shall at any time be designated for this purpose by the Company or the Holder in writing to the other, to such other address.

               (a)  If to the Holder:

                    Taikang Capital Managements Corp.
                    97th Wellington Street, 14th Floor
                    Hong Kong
                    Attn: Alan Lee, Chief Financial Officer

               (b)  If to the Company:

                    Telecom Communications, Inc.
                    74 Shanan Road
                    Panyu, Guangzhou
                    GD511490 China
                    Attn: Fred Chiyuan Deng, Chief Executive Officer


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


          IN WITNESS WHEREOF, the Company has duly executed this Note on the day and year first above written.

                                       TELECOM COMMUNICATIONS, INC.

                                       /s/ Fred Chiyuan Deng
                                       --------------------------------
                                       By:    Fred Chiyuan Deng
                                       Title: Chairman, President and
                                              Chief Executive Officer


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


                                                                       EXHIBIT A
                              NOTICE OF CONVERSION
                                       OF
                           CONVERTIBLE PROMISSORY NOTE

TO:  TELECOM COMMUNICATIONS, INC.

     Pursuant to the Convertible Promissory Note (the "Note"), attached hereto, dated _____ __, 2004, issued by Telecom Communications, Inc., an Indiana corporation (the "Company"), to the undersigned (the "Holder"), the Holder hereby:

     Irrevocably elects to convert the principal and accrued interest under the
Note into Shares, as defined in the Subscription Agreement, in the amount of _____Dollars ($_____)(in the event no amount is specified, the entire principal and accrued interest outstanding under the Note shall be converted);

     Requests that a certificate for the Shares be issued in the name of undersigned, or, in the name and address of another person (the "Assignee") are specified below provided, that, if the Shares are not covered by a registration statement effective under the Securities Act of 1933, the Assignee shall deliver a representation letter in form satisfactory to the Company:

     -------------------------------------------

     -------------------------------------------

     -------------------------------------------

     (Name and address of person other than undersigned in whose name Conversion Shares are to be registered).

     Requests that, if the entire principal and accrued interest outstanding is not hereby converted into Shares, a new Note of like tenor for the remaining outstanding balance be issued and delivered to the undersigned at the address stated below.

Dated: ------------------------------

       -------------------------------------------
                    Signature

(This signature must conform in all respects to the name of the Holder as specified on the face of the Note.)

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Social Security Number              Printed Name

Address:
        ---------------------------

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